SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934.

October 16, 2015

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203-4537
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described more fully under Item 2.03 below, which description is incorporated herein by reference, on October 16, 2015, Cimarex Energy Co. (the “Company”) entered into a $1.0 billion senior unsecured credit facility (the “2015 Credit Agreement”), by and among the Company, as borrower, JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto (the “Lenders”).  The 2015 Credit Agreement has no guarantors party thereto.  A copy of the 2015 Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 1.02                                  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Immediately prior to the execution and delivery of the 2015 Credit Agreement described in Item 1.01 above, the Company terminated its senior unsecured credit facility, dated July 14, 2011, by and among the Company, as borrower, JPMCB, as administrative agent (JPMCB in such capacity, together with any successor(s) thereto in such capacity, the “Administrative Agent”), Wells Fargo Bank, N.A. and Deutsche Bank Securities, Inc., as co-syndication agents, Union Bank, N.A. and BBVA Compass Bank, as co-documentation agents, and the other lenders party thereto (as amended by the First Amendment to Credit Agreement, dated July 19, 2012, by and among the Company, the guarantors party thereto, the Administrative Agent and the other lenders party thereto and the Second Amendment to Credit Agreement, dated May 1, 2014, by and among the Company, the guarantors party thereto, the Administrative Agent and the other lenders party thereto, the “Prior Credit Agreement”). The Company had no outstanding borrowings and did not pay any prepayment penalties in connection with the termination of the Prior Credit Agreement.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 16, 2015, the Company entered into the 2015 Credit Agreement.  The 2015 Credit Agreement provides for a senior unsecured revolving credit facility with an initial aggregate commitment from the lenders of $1.0 billion (with a $10 million sublimit for letters of credit).  The Company has the option to increase the aggregate commitment under the 2015 Credit Agreement to $1.25 billion at any time. The 2015 Credit Agreement is not a borrowing base facility subject to the discretion of the lenders based on the value of the Company’s proved reserves. The term of the 2015 Credit Agreement expires on October 16, 2020.

At the Company’s option, borrowings under the 2015 Credit Agreement may bear interest at either:

a)             a London Interbank Offered (“LIBO”) rate plus an additional 1.125 to 2.0 percent, based on the credit rating for the Company’s senior unsecured long-term debt, or

b)             the highest of (i) the most recently announced JPMCB base rate, (ii) the federal funds effective rate plus 0.50 percent or (iii) a LIBO rate plus 1.00 percent, plus, in each case,

an additional 0.125 to 1.0 percent, based on the credit rating for the Company’s senior unsecured long-term debt.

Unused borrowings are subject to a commitment fee of 0.125 to 0.35 percent, based on the credit rating for the Company’s senior unsecured long-term debt.

The 2015 Credit Agreement imposes on the Company financial and non-financial covenants that are customary for similarly situated companies, including the financial obligation to not permit the ratio, expressed as a percentage, of its total debt to capitalization to exceed 65 percent at any time.

Outstanding borrowings under the 2015 Credit Agreement may be subject to acceleration upon the occurrence of specified events of default, including:

a)             nonpayment of any obligation under the 2015 Credit Agreement within the relevant time period specified therein;

b)             material falsity of any representation or warranty made by or on behalf of the Company;

c)              non-performance of certain covenants included in the 2015 Credit Agreement;

d)             non-performance of provisions of the 2015 Credit Agreement by the Company that do not constitute defaults but are not remedied within 30 days after written notice;

e)              failure by the Company or any material subsidiary to make any payment in respect of any other indebtedness with an aggregate principal amount of $50 million or more, or the occurrence of any event that permits or causes the acceleration of such indebtedness;

f)               entry of any judgment or order for the payment of money in excess of $50 million against the Company or any material subsidiary if such excess is not fully covered by valid and collectible insurance, upon commencement of enforcement proceedings or the continuance of the judgment or order unsatisfied and unstayed for 30 consecutive days;

g)              the occurrence of a termination event resulting in the Company or any member of its controlled group being required to make a contribution in excess of $50 million or contribution failures with respect to a pension plan giving rise to a lien and which would reasonably be expected to have a material adverse effect;

h)             any change in control of the Company;

i)                 bankruptcy of the Company or any material subsidiary; and

j)                appointment of a trustee, receiver, sequestrator or similar official for the Company, any material subsidiary or any substantial portion of its property, which appointment continues undischarged for a period of 60 consecutive days.

A default under the 2015 Credit Agreement would permit the Lenders to declare any outstanding borrowings to be due and payable, to cancel the commitments and to impose interest on any outstanding borrowings at the applicable default rate.

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC were Joint Lead Arrangers for the 2015 Credit Agreement.  In addition, certain of the Lenders party to the 2015 Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The foregoing description of the 2015 Credit Agreement is a summary only and is qualified in its entirety by reference to the complete text of the 2015 Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations and warranties of the Company in the 2015 Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto.  The 2015 Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company or any of its subsidiaries.  The representations and warranties made by the Company in the 2015 Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

ITEM 3.03                                  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Upon the termination of the Prior Credit Agreement on October 16, 2015 and the obligations of the Company’s guarantors thereunder, pursuant to the terms of each of (i) the Debt Securities Indenture, dated as of April 5, 2012, by and between the Company and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of April 5, 2012, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “2012 Indenture”); and (ii) the Indenture, dated as of June 4, 2014, by and between the Company and U.S. Bank National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated as of June 4, 2014, by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “2014 Indenture” and, together with the 2012 Indenture, the “Company Indentures”), each of the Company’s subsidiaries that theretofore guaranteed the Company’s obligations under the Company Indentures was released as a Subsidiary Guarantor for purposes of (i) with regard to the 2012 Indenture, the 5.875% senior notes due 2022 (the “2022 Notes”), and (ii) with regard to the 2014 Indenture, the 4.375% senior notes due 2024.

ITEM 7.01                                  REGULATION FD DISCLOSURE.

Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Services, Inc. (“Moody’s”) previously assigned ratings to the 2022 Notes of BBB- and Baa3, respectively. Obtaining such ratings, provided no default has occurred and is occurring under the terms of the 2012 Indenture, constitutes an “Investment Grade Rating Event” as defined in the 2012 Indenture. Upon the occurrence of an Investment Grade Rating Event, certain covenants in the 2012 Indenture terminate, including covenants with respect to limitations on the incurrence of indebtedness, limitations on restricted payments, dividends and other payment restrictions, limitations on restrictions on distributions from restricted subsidiaries, limitations on the sale of assets and the obligation to offer to repurchase outstanding 2022 Notes using the proceeds from certain asset sales, limitations on transactions with affiliates, limitations on the activities of the Company and its restricted subsidiaries and certain restrictions applicable in the event that the Company merges with another entity (collectively, the “Eliminated Covenants”). Because the Investment Grade Rating Event has occurred, the Eliminated Covenants have terminated. The 2014 Indenture does not contain covenants comparable to the 2012 Indenture’s Eliminated Covenants.

In accordance with General Instruction B.2. of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 16, 2015, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: October 19, 2015	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Credit Agreement, dated as of October 16, 2015, by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Compass Bank, Deutsche Bank Securities Inc. and MUFG Union Bank, N.A., as co-documentation agents, and the other lenders party thereto.